 EXHIBIT 10.20

FIRST NORTHERN COMMUNITY BANCORP

2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

Tax Treatment
This Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code or a nonstatutory option, as provided in the Notice of Stock Option Grant. Even if this Option is designated as an incentive stock option, it shall be deemed to be a nonstatutory option to the extent required by the $100,000 annual limitation under Section 422(d) of the Internal Revenue Code.

Vesting	This Option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.
Term
This Option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the Notice of Stock Option Grant (fifth anniversary for a more than 10% stockholder as provided under the Plan if this is an incentive stock option). This Option may expire earlier if your Service terminates, as described below.

Regular Termination
If your Service terminates for any reason except death, Total and Permanent Disability, or for cause then this Option will expire at the close of business at Company headquarters on the 90th day after your termination date. During that 90-day period you may exercise the vested portion of this Option.

Termination for Misconduct	If your Service terminates for misconduct, as determined by the Committee, then this Option will expire upon your termination of Service.
Death
In the event of your death while in Service, then this Option will expire at the close of business at Company headquarters on the date which is one year after the date of death. During that one-year period, your estate or heirs may exercise the vested portion of this Option.

Total and Permanent Disability
If your Service terminates because of your Total and Permanent Disability, then this Option will expire at the close of business at Company headquarters on the date which is one year after your termination date. During that one-year period you may exercise the vested portion of this Option.
"Total and Permanent Disability" means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, if the disability is not expected to result in death or to last for a continuous period of at least 12 months, the Option will be eligible for ISO treatment only if it is exercised by you within three months following termination of your Service.

Leaves of Absence
For purposes of this Option, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether this Option is entitled to ISO status, your Service will be treated as terminating 90 days after you went on leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.
The Company determines which leaves count toward Service, and when your Service terminates for all purposes under the Plan.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise
Any other provision of this Stock Option Agreement notwithstanding, the Company shall have the right to designate one or more periods of time, each of which shall not exceed 180 days in length, during which this Option shall not be exercisable if the Company determines (in its sole discretion) that such limitation on exercise could in any way facilitate any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under applicable law, or facilitate the perfection of any exemption from the registration or qualification requirements under any applicable law for the issuance or transfer of any securities.  Such limitation on exercise shall not alter the vesting schedule set forth in this Stock Option Agreement other than to limit the periods during which this Option shall be exercisable.
The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of the Company stock pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Company stock as to which such approval shall not have been obtained. However, the Company shall use its best efforts to obtain such approval.

Notice of Exercise
When you wish to exercise this Option you must notify the Company by completing the attached “Notice of Exercise of Stock Option” form and filing it with the Human Resources Department of the Company. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when it is received by the Company. If someone else wants to exercise this Option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your notice of exercise, you must include payment of the Option exercise price for the shares you are purchasing. Payment may be made in the following form(s):
	•	Your personal check, a cashier’s check or a money order.
•
Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the Option exercise, will be applied to the Option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the Option shares issued to you. However, you may not surrender, or attest to the ownership of shares of Company stock in payment of the exercise price if your action would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to this Option for financial reporting purposes.

•
By delivery on a form approved by the Committee of an irrevocable direction to a securities broker approved by the Company to sell all or part of your Option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The balance of the sale proceeds, if any, will be delivered to you. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

•
By delivery on a form approved by the Committee of an irrevocable direction to a securities broker or lender approved by the Company to pledge Option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the Option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

	•	Any other form permitted by the Committee in its sole discretion.
Notwithstanding the foregoing, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.
Withholding Taxes and Stock Withholding
You will not be allowed to exercise this Option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the Option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this Option. The value of these shares, determined as of the effective date of the Option exercise, will be applied to the withholding taxes.

Restrictions on Resale
By signing this Stock Option Agreement, you agree not to sell any Option shares at a time when applicable laws, regulations or Company or underwriter trading policies prohibit a sale. In connection with any underwritten public offering by the Company of its equity securities, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or such underwriters. In order to enforce the provisions of this paragraph, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable stand-off period.

Transfer of Option
In general, only you can exercise this Option prior to your death. You cannot transfer or assign this Option, other than as designated by you by will or by the laws of descent and distribution, except as provided below. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid. You may in any event dispose of this Option in your will. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your Option in any other way.

However, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this Option as a gift to one or more family members. For purposes of this Stock Option Agreement, “family member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, or sister-in-law (including adoptive relationships), any individual sharing your household (other than a tenant or employee), a trust in which one or more of these individuals have more than 50% of the beneficial interest, a foundation in which you or one or more of these persons control the management of assets, and any entity in which you or one or more of these persons own more than 50% of the voting interest.

In addition, if this Option is designated as a nonstatutory stock option in the Notice of Stock Option Grant, then the Committee may, in its sole discretion, allow you to transfer this option to your spouse or former spouse pursuant to a domestic relations order in settlement of marital property rights.

The Committee will allow you to transfer this Option only if both you and the transferee(s) execute the forms prescribed by the Committee, which include the consent of the transferee(s) to be bound by this Stock Option Agreement.

Retention Rights
Neither your Option nor this Stock Option Agreement gives you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights
You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this Option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this Option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this Option and the exercise price per share may be adjusted pursuant to the Plan.
Applicable Law	This Stock Option Agreement will be interpreted and enforced under the laws of the State of California (without regard to its choice of law rules).
The Plan and Other Agreements
The text of the Plan is incorporated in this Stock Option Agreement by reference. All capitalized terms not defined in this Stock Option Agreement shall have the meanings assigned to them in the Plan. This Stock Option Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded. This Stock Option Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT,
YOU AGREE TO ALL OF THE TERMS AND CONDITIONS
DESCRIBED ABOVE AND IN THE PLAN.

FIRST NORTHERN COMMUNITY BANCORP
2006 STOCK INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTION

You must sign this Notice on the last page before submitting it to the Company

OPTIONEE INFORMATION:

Name:	Social Security Number:

Address:	Employee Number:

OPTION INFORMATION:

Date of Grant:	_______________, 200__	Type of Stock Option:
Exercise Price per Share: $______________		⁭	Nonstatutory (NSO)
Total number of shares of Common Stock of First Northern Community Bancorp (the “Company”) covered by option: __________		⁭	Incentive (ISO)

EXERCISE INFORMATION:

Number of shares of Common Stock of the Company for which option is being exercised now:                      . (These shares are referred to below as the “Purchased Shares.”)

Total exercise price for the Purchased Shares: $

Form of payment enclosed [check all that apply]:

⁭	Check for $ , payable to “First Northern Community Bancorp ”

⁭
Certificate(s) for ______________ shares of Common Stock of the Company that I have owned for at least six months or have purchased in the open market. (These shares will be valued as of the date when the Company receives this notice.)

⁭	Attestation Form covering shares of Common Stock of the Company. (These shares will be valued as of the date when the Company receives this notice.)

Name(s) in which the Purchased Shares should be registered

[please check one box]:

⁭	In my name only
⁭	In the names of my spouse and myself as community property	My spouse’s name (if applicable): ____________________________________________
⁭	In the names of my spouse and myself as joint tenants with the right of survivorship
⁭	In the name of an eligible revocable trust	Full legal name of revocable trust: ____________________________________________ ____________________________________________ ____________________________________________
The certificate for the Purchased Shares should be sent to the following address:		____________________________________________ ____________________________________________ ____________________________________________ ____________________________________________

ACKNOWLEDGMENTS:

1.	I understand that all sales of Purchased Shares are subject to compliance with the Company’s policy on securities trades.
2.	I hereby acknowledge that I received and read a copy of the prospectus describing the Company’s 2006 Stock Incentive Plan and the tax consequences of an exercise.
3.
In the case of a nonstatutory option, I understand that I must recognize ordinary income equal to the spread between the fair market value of the Purchased Shares on the date of exercise and the exercise price. I further understand that I am required to pay withholding taxes at the time of exercising a nonstatutory option.

4.
In the case of an incentive stock option, I agree to notify the Company if I dispose of the Purchased Shares before I have met both of the tax holding periods applicable to incentive stock options (that is, if I make a disqualifying disposition).

5.
I acknowledge that the Company has encouraged me to consult my own adviser to determine the form of ownership that is appropriate for me. In the event that I choose to transfer my Purchased Shares to a trust that does not satisfy the requirements of the Internal Revenue Service (i.e., a trust that is not an eligible revocable trust), I also acknowledge that the transfer will be treated as a “disposition” for incentive stock option tax purposes. As a result, the favorable incentive stock option tax treatment will be unavailable and other unfavorable tax consequences may occur.

SIGNATURE AND DATE:

__, 200_